CAMBREX CORPORATION

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-166260, 333-57404, 333-22017, 33-21374, 33-81782, 333-113612, 333-113613, 333-129473, 333-136529 and 333-174124) of Cambrex Corporation of our reports dated February 7, 2012, relating to the consolidated financial statements and schedule, and the effectiveness of Cambrex Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Woodbridge, New Jersey
February 7,2012